                  FIRST AMENDMENT TO EXCHANGE AND MERGER AGREEMENT
                             AND STOCKHOLDERS AGREEMENT

     First Amendment, dated as of September 25, 1998, to the Exchange and Merger Agreement, dated as of June 12, 1998 (the "Exchange Agreement"), among Wavetek Corporation ("Wavetek"), Wandel & Goltermann Management Holding GmbH ("WG") and the stockholders listed on the signature pages thereto (the "Stockholders") and the Stockholders Agreement, dated as of June 12, 1998 and effective as of the Effective Time (the "Stockholders Agreement"), among Wavetek and the Stockholders.

     WHEREAS, Wavetek, WG and the Stockholders have agreed to amend the Exchange Agreement and the Stockholders Agreement to eliminate the formation of WG Holding and the merger of WG Holding with Wavetek Corporation such that the Exchange and the Merger constitute the same transaction and to make certain other modifications to the provisions governing conditions to closing, termination and closing date;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Section 1.1(a) of the Exchange Agreement shall be amended to read in its entirety as follows:

          (a) At or before the Effective Time, each WG Stockholder shall transfer and assign to Wavetek (free and clear of all liabilities, liens, claims, pledges, security interests, charges or encumbrances, restrictions, title retention agreements, proxies or other voting arrangements, rights of first refusal, tag along or similar rights of any nature whatsoever (all of the foregoing collectively "Liens")) all the outstanding share capital of WG ("WG Interests"), with the right to all dividends not distributed prior to September 30, 1998, but without prejudice to Section 2.2(b), and at the Effective Time, Wavetek shall deliver to the WG Stockholders the number of shares of Wavetek Common Stock and the cash consideration set forth opposite the name of such WG Stockholder on Annex 1 (the "Exchange"). The aggregate number of shares of Wavetek Common Stock issued will be 8,317,464 and the aggregate cash consideration to be paid to the WG Stockholders will be DM2 million.

     The revised Annex 1 attached to this First Amendment shall replace Annex 1 to the Exchange Agreement.

     2. Section 1.1(c) of the Exchange Agreement shall be amended to read in its entirety as follows:

          (c) Although the Exchange and the Merger shall occur simultaneously, all such transactions shall be unwound and deemed not to have occurred unless all such transactions are consummated at or immediately prior to the Effective Time.

     3. Section 1.2 of the Exchange Agreement shall be amended to read in its entirety as follows:

          SECTION 1.2. PROCEDURES. At the Effective Time, the WG Stockholders, on the one hand, and Wavetek, on the other hand, shall be parties to a notarial deed of a German or Swiss notary pursuant to which all outstanding WG Interests shall be transferred to Wavetek, such notarial deed to be substantially in the form of Annex 2 hereto (the "Notarial Deed"). Simultaneously with the satisfaction of the condition precedent to the transfer of the WG Interests to Wavetek pursuant to the Notarial Deed (see
     Item 3 under the caption "Transfer of GmbH Shares" in the Notarial Deed), Wavetek shall deliver to each holder of WG Interests the cash consideration and a certificate or certificates representing the number of whole shares of Wavetek Common Stock which such holder has the right to receive in respect of the WG Interests pursuant to the provisions of Section 1.1 and this Section 1.2. The WG Stockholders hereby authorize and direct Wavetek
     (i) to deliver possession of Wavetek share certificates to be issued by Wavetek to the WG Stockholders pursuant to Section 1.1 and this Section 1.2 to WG's U.S. counsel, Rogers & Hardin, and (ii) to pay the aggregate cash consideration to be paid to the WG Stockholders pursuant to Section 1.1 and this Section 1.2 by wire transfer to such accounts designated by WG's German counsel, Norr, Stiefenhofer & Lutz.

     The revised Annex 2 attached to this First Amendment shall replace Annex 2 to the Exchange Agreement.

     4. Section 1.3 of the Exchange Agreement shall be amended to read in its entirety as follows:

          SECTION 1.3. AMENDMENT TO WG STOCKHOLDER LOANS. Immediately prior to the Effective Time, the existing WG stockholder loans (set forth in Annex 4) (the "WG Stockholder Loans") shall be increased and modified, whereupon the aggregate principal amount of WG Stockholder Loans shall be increased to an amount not less than DM14 million and not more than DM23 million, the exact amount to be mutually agreed upon by WG and the WG Stockholders providing such loans prior to the Effective Time, and the interest rate and repayment terms shall be modified in the manner set forth on Annex 4-A attached hereto. Annex 4-A attached to this Agreement shall be deemed incorporated in and attached to the Exchange Agreement.

     5. Section 1.4 of the Exchange Agreement shall be amended to read in its entirety as follows:

          SECTION 1.4. OPTION GRANTS. At the Effective Time, (i) Wavetek's 1992 Non-Qualified Employee Stock Option Plan, as amended, will be amended to increase the number of shares of Common Stock available for option grants thereunder from 663,160 shares to 1,320,232 and (ii) Wavetek shall reserve up to 558,055 options at the Effective Time for granting to WG employees, directors and new hires, of which 97,161 options shall be fully vested upon their grant; provided that such vested options shall not constitute more than 50% of the options held by any grantee and shall represent acceleration of the earliest vesting dates; provided, however, that the recipients of such options shall be determined by the Compensation Committee (as defined in the Stockholders Agreement). The exercise price for such options shall be the fair market value of the shares of the Company at the Effective Time as determined pursuant to Section 1.6 hereof.

     6. A new Section 1.6 shall be added to the Exchange Agreement to read as follows:

          SECTION 1.6.  VALUATION OF WAVETEK.  Promptly following the
     Effective Time, a valuation of Wavetek shall be performed for purchase accounting purposes and in order to establish the fair market value of the Company at the Effective Time for purposes of pricing the options granted pursuant to Section 1.4 hereof. To the extent that such firms are available to perform such evaluation without impairing their independence as auditors of Wavetek and WG and upon terms acceptable to the Executive Committee (as defined in the Stockholders Agreement), then the public accounting firm of Ernst & Young shall perform such valuation, such valuation to be reviewed and approved by the public accounting firm of Arthur Andersen. Otherwise, such valuation shall be performed by an independent appraiser or evaluation expert selected by the Executive Committee.

     7. Section 2.2(b) of the Exchange Agreement shall be amended to read in its entirety as follows:

          (b) make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or grant any stock appreciation rights, options or any right to acquire any shares of its capital stock, except for dividends paid by any wholly owned subsidiary to WG or Wavetek, as applicable, or any of its wholly owned subsidiaries; provided, however, that (i) WG may pay a dividend to its stockholders in an amount not to exceed DM3 million;
     (ii) WG may make a payment of DM205,000 to HF and a payment of DM246,000 to Frank Goltermann in consideration of their agreement to amend their respective WG Stockholder Loans to WG in accordance with
     Section 1.3 hereof; (iii) WG may pay to or for the benefit of Albrecht Wandel DM1,124,080 in consideration of the prepayment of a pension/life insurance obligation of WG to Albrecht Wandel; and (iv) Wavetek may purchase shares of its capital stock and options from its employees who terminate employment with Wavetek in a manner consistent with past practice;

     8. Section 2.2 of the Exchange Agreement shall be amended by the addition of the following new subsection (k):

          (k) Notwithstanding anything in this Section 2.2 to contrary: (i) to the extent that Wavetek, WG or their respective subsidiaries are expressly permitted to take any action pursuant to any subparagraph of this
     Section 2.2, such action shall not be deemed prohibited by any other subparagraph of this Section 2.2, (ii) WG and its subsidiaries shall be permitted to effect the dividend of all of the outstanding ownership interests in Wandel & Goltermann A.T.E. Systems, Inc. from the WG subsidiary or subsidiaries holding such entity up to WG and (iii) WG and its subsidiaries shall be entitled to enter into a sale/leaseback transaction pursuant to which certain property held by WG and/or its subsidiaries may be purchased by Albrecht Wandel or his affiliates and leased back to WG and/or its subsidiaries, such sale/leaseback arrangements to be on such terms as may be approved on behalf of the Company by Peter Wagner and Dr. Terrence J. Gooding.

     9. Section 2.3(a) of the Exchange Agreement shall be amended to read in its entirety as follows:

          (a) sell, transfer, mortgage, encumber or otherwise dispose of any WG Interests owned or held by it other than (i) in connection with the Merger or the Exchange, (ii) to any executive officer of WG or any other WG Stockholder or (iii) in a Permitted Transfer (as defined in the Stockholders Agreement, assuming the Stockholders Agreement were binding at the time of such transfer), provided that such transferee becomes a party to and agrees to be bound by each of this Agreement and the Stockholders Agreement as a condition to such transfer, or take any action that would adjust, split, combine or reclassify any capital stock of WG or issue any additional shares of capital stock of WG except as contemplated by Section
     4.9 hereof;

     10. The phrase "at or immediately" in the first sentence of Section 2.5(a) of the Exchange Agreement shall be replaced with the phrase "as promptly as practicable".

     11. A new Section 2.5(c) shall be added to the Exchange Agreement to read as follows:
          (c) In the event that an Initial Public Offering is not consummated by March 31, 1999, the Company agrees to use its reasonable best efforts to effectuate a transaction to provide liquidity for its stockholders.

     12. The following sentence shall be added to the end of Section 4.9 of the Exchange Agreement:

          WG shall be entitled to make a cash payment not to exceed DM 1.5 million to acquire such capital stock.

     13. Section 4.10 of the Exchange Agreement shall be deleted in its entirety.

     14. Section 5.1(f) of the Exchange Agreement shall be deleted in its entirety.

     15. Section 7.1 of the Exchange Agreement shall be amended to read in its entirety as follows:

          SECTION 7.1. EFFECTIVE DATE AND EFFECTIVE TIME. On September 30, 1998, a closing of the Exchange, the Merger and the transactions contemplated hereby shall be held at the offices of Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California 90067 at 7:00 a.m., Los Angeles time, or such other times and locations as may be agreed by Wavetek and WG, whereupon the deliveries and proceedings contemplated hereby, including, without limitation, those matters described in Article I hereof, shall be effected. The date of such closing is herein called the "Effective Date". The Merger and Exchange shall become effective upon the satisfaction of the condition precedent to the transfer of the WG Interests to Wavetek pursuant to the Notarial Deed (see Item 3 under the caption "Transfer of GmbH Shares" in the Notarial Deed) (the "Effective Time").

     16. Section 2.1(h) of the Stockholders Agreement shall be amended to read in its entirety as follows:

          (h) At the Effective Time, Terence J. Gooding and Albrecht Wandel will be Co-Chairmen of the Board (with the roles and responsibilities set forth on Annex 1) and the Chief Executive Officer shall be Peter Wagner (with the roles and responsibilities set forth on Annex 2). The term "Chairman of the Board" used in this Agreement shall refer to (i) each of the Co-Chairmen of the Board if two individuals serve in such capacity and (ii) the Chairman of Board if only one individual serves in such capacity. The Company shall employ Peter Wagner as Chief Executive Officer pursuant to an employment agreement agreed to between the Company and such individual prior to the Effective Time. Terence J. Gooding shall not be an executive officer of the Company and shall no longer serve as Co-Chairman of the Board following the earlier of (i) six months following the consummation of the Initial Public Offering and (ii) September 30, 1999.

     17. Two new sentences will be added to the end of Section 2.5 of the Stockholders Agreement as follows:

          Notwithstanding the foregoing, if the Stockholders other than Gooding, the DLJ Investors, GEI and any other "Principals" and their "Related Parties" (such terms as defined in the Indenture, dated as of June 11, 1997, among the Company, Wavetek U.S. Inc. and The Bank of New York) (such Stockholders, including for this purpose any other person that with such Stockholders may constitute a "person" as such term is used in Section 13(d)(3) of the Exchange Act, the "Limited Holders") hold in excess of 49.9% of the outstanding shares of the Common Stock of the Company at any particular time, then at such time this Section 2.5 (i) shall be operative as to all shares of Common Stock held by any Stockholder that is not a Limited Holder and (ii) shall relate only to a fraction of the shares of the Common Stock then held by any such Limited Holder, the numerator of such fraction being the product of .499 times the total number of shares of Common Stock of the Company outstanding at such time and the denominator of such fraction being the total number of shares of Common Stock then held by all Limited Holders. For example, as of the Effective Time, this Section
     2.5 shall relate only to 2,314,334*((.499*13,202,324) DIVIDED BY
     (9,247,074)) = 1,648,818 of the shares held by Albrecht and Renate Wandel.

     18. The following sentence shall be added to the beginning of Section 3.1 of the Stockholders Agreement.

     Prior to the consummation of an Initial Public Offering, no Stockholder may Transfer its Shares to any Person unless as a condition of Transfer, such Person, prior or concurrently with such Transfer, undertakes by a written agreement in substantially the form of Annex 3, to be bound by the terms of this Agreement to the same extent and in the same manner as the Transferring Stockholder.

     19. Section 3.3 of the Stockholders Agreement shall be amended by inserting "(other than those set forth in Section 3.1)" after "Transfer of Shares" the first time it appears and Section 3.4 of the Stockholders Agreement shall be amended by inserting "(other than those set forth in Section 3.1)" after "Transfer of Shares".

     20. New Section 4.1(d) shall be added to the Stockholders Agreement to read as follows:

          (d) Notwithstanding the foregoing provisions of this Section 4.1, no Stockholder (including for this purpose any other person that may constitute a "person" as such term is used in Section 13(d)(3) of the Exchange Act) may acquire more than 49.9% of the outstanding Shares pursuant to the Right of First Offer.

     21. The first sentence of Section 4.3 of the Stockholders Agreement shall be amended to read as follows:

     Prior to and after the Initial Public Offering, subject to Section 4.1, if the Stockholders collectively own more than 40% of the issued and outstanding Shares and if Stockholders owning or holding beneficial ownership of at least 75% of all issued and outstanding Shares held by Stockholders (the "PROPOSING STOCKHOLDERS") elect to sell all of such Stockholders' Shares to any Person not a party to this Agreement for consideration consisting solely of cash or cash equivalent, such Proposing Stockholders shall have the right to require the Transfer of all other Stockholders' Shares to such Person at the same price and on the same terms and conditions as such Proposing Stockholders (the "Bring-Along Right").

     22. New Sections 4.4 and 4.5 shall be added to the Stockholders Agreement to read as follows:

          4.4 CERTAIN PREEMPTIVE RIGHTS. If, prior to an Initial Public Offering, the Company proposes to issue, sell, or grant Common Stock or Rights, then the Company shall, no later than 30 days prior to the consummation of such issuance, give written notice to all Stockholders of such proposed issuance. Such notice shall describe the proposed issuance and contain an offer to each of the Stockholders to sell to such Stockholder, at the same price and on the same terms and conditions as offered to the proposed purchasers, such Stockholder's pro rata portion (which shall be a percentage equal to the percentage of the outstanding Common Stock held by such Stockholder before such proposed issuance; PROVIDED, HOWEVER, that if the use of proceeds of such transaction shall include the repurchase of Common Stock, then such percentage shall be calculated assuming the consummation of such repurchase) of the Common Stock or Rights to be sold. If any Wavetek Stockholder fails to accept such offer, by written notice within 25 days after its receipt of the Company's notice (a "DECLINING WAVETEK STOCKHOLDER"), the Company shall offer to sell to each other Wavetek Stockholder that has accepted such offer (an "ACCEPTING WAVETEK STOCKHOLDER") such Accepting Wavetek Stockholders' pro rata portion (which shall be a percentage equal to the number of shares of outstanding Common Stock held by such Accepting Wavetek Stockholder divided by the number of shares of outstanding Common Stock held by all Accepting Wavetek Stockholders desiring to acquire a portion of the Common Stock offered to the Declining Wavetek Stockholder; such proration shall be made so that Accepting Wavetek Stockholders shall have the right to acquire up to 100% of the shares allocated to the Declining Wavetek Stockholder) of the Common Stock offered to the Declining Wavetek Stock- holder. If any
     WG Stockholder fails to accept such offer by written notice within 25 days after its receipt of the Company's notice (a "DECLINING WG STOCKHOLDER"), the Company shall offer to sell to each other WG Stockholder that has accepted such offer (an "ACCEPTING WG STOCKHOLDER") such Accepting
     WG Stockholders' pro rata portion (which shall be a percentage equal to the number of shares of outstanding Common Stock held by such Accepting
     WG Stockholder divided by the number of shares of outstanding Common Stock held by all Accepting WG Stockholders desiring to acquire a portion of the Common Stock offered to the Declining WG Stockholder; such proration shall be made so that Accepting WG Stockholders shall have the right to acquire up to 100% of the shares allocated to the Declining WG Stockholder) of the Common Stock offered to the Declining WG Stockholder. If any Stockholder fails to accept such offer by written notice within 25 days after its receipt of the Company's notice, or any Accepting Wavetek Stockholder or Accepting WG Stockholder fails to accept such offer of Common Stock offered to a Declining Wavetek Stockholder or a Declining
     WG Stockholder, respectively, by written notice within 2 business days after its receipt of the Company's notice with respect thereto, the Company may proceed with such proposed issuance, free of any right on the part of such Stockholder or any Declining Wavetek Stockholder or Declining WG Stockholder under this Section 4.4 in respect thereof. This Section 4.4 shall not apply to issuances of Common Stock or Rights (i) to employees pursuant to employee stock option plans, stock purchase plan or similar benefit program or agreement, where the primary purpose is not to raise additional equity capital for the Company or (ii) as consideration for the acquisition by the Company of another business or the merger of any business entity with and into the Company or any wholly owned subsidiary of the Company.

          4.5 LIQUIDITY. In the event that an Initial Public Offering is not consummated by March 31, 1999, the Company agrees to use its reasonable best efforts to effectuate a transaction to provide liquidity for its stockholders.

     23.  Section 5.1(a) of the Stockholders Agreement shall be renumbered as
Section 5.1(b) and shall be amended by inserting the following phrase at beginning: "Subsequent to an Initial Public Offering,"; Section 5.1(b) shall be renumbered as Section 5.1(c); Section 5.1(c) shall be renumbered as Section 5.1(d); Section 5.1(d) shall be renumbered as Section 5.1(e); and the following shall be inserted as Section 5.1(a):

               (a) If an Initial Public Offering is not consummated within 24 months of the Effective Time, the Stockholders shall have a right ("Pre-Offering Registration Right") to require the Company, as expeditiously as possible, to use its best efforts to effect the registration of the Shares that such Stockholders shall request, pursuant to a Registration Statement, subject to the following limitations:

                    (i) such Pre-Offering Registration Right shall be exercisable, on one occasion, by written notice given to the Company and to all other Stockholders by one or more Stockholders owning or holding of record greater than 15% of the issued and outstanding shares of Common Stock (the "Section 5.1(a) Notice");

                    (ii) during the fifteen (15) day period following the giving of the Section 5.1(a) Notice, all Stockholders shall have the right to elect to participate in the Pre-Offering Registration Right by giving notice to the Company of their respective election;

                    (iii) the shares to be registered by all Stockholders electing to register Shares pursuant to this Section 5.1(a) shall have an aggregate offering price of at least $10 million; and

                    (iv) such Pre-Offering Registration Right shall terminate upon the consummation of an Initial Public Offering consummated after such 24 month period.

     24.  Section 5.1(e) of the Stockholders Agreement shall be renumbered as
Section 5.1(f) and shall be amended to read in its entirety as follows:

               (f) PRIORITY IN REGISTRATIONS ON REQUEST. If a registration pursuant to this Section 5.1 involves an underwritten offering and the managing underwriter with respect to such offering advises the Stockholders participating in such registration in writing that, in its opinion, the number of Shares which the Stockholders and any other persons intended to be included in such registration exceeds the largest number of Shares which can be sold in such offering without having an adverse effect on the offering of Shares as contemplated by such Stockholders, then the Company will include in such registration (i) first, in the case of the Initial Public Offering only, such Shares requested by HF, if any, to enable it to reduce its ownership of shares in the Company immediately following consummation of the Initial Public Offering to not less than 10% of the outstanding shares (provided that any shares thereby allocated to HF will reduce the shares available to other WG Stockholders pursuant to clause (iv)), (ii) second, in the case of any registration following the Initial Public Offering in which HF shall be entitled to register Shares pursuant to Section 5.1 or 5.2 hereof, such shares requested by HF, if any, (iii) third, all the shares the Company proposes to sell for its own account and (iv) fourth, the Shares which the Stockholders (excluding HF in the event clause (i) or (ii) shall be applicable with respect to such registration) have requested to be included in such registration pursuant to Section 5.1 and which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, such reduced number of Shares shall be allocated pro rata among all requesting Stockholders on the basis of the relative number of Shares then owned or held of record by each such Stockholder (provided that (A) any shares thereby allocated to any Wavetek Stockholder that exceed such Wavetek Stockholder's request will be first reallocated among the remaining requesting Wavetek Stockholders in like manner and
     (B) any shares thereby allocated to any WG Stockholder that exceed such WG Stockholders' request will first be reallocated among the remaining requesting WG Stockholders in like manner).

     25. Section 6.4(a) of the Stockholders Agreement shall be amended by inserting the following text at the end:

     At the time of the Initial Public Offering, this Agreement shall be amended
     (i) to eliminate provisions that are expressly operative only prior to the Initial Public Offering and (ii) as is otherwise then deemed appropriate by the Stockholders.

     26. The WG Stockholders represent that, except to the extent contained in the Exchange Agreement or the Stockholders Agreement or contracts, arrangements or understandings among the Wandel Stockholders or among the Goltermann Stockholders, there is no contract, arrangement or understanding with any of the WG Stockholders whereby they have agreed to act as a partnership, limited partnership, syndicate or group for the purpose of acquiring, holding or disposing of the shares of Wavetek Common Stock to be acquired pursuant to the Exchange Agreement.

     27. Each person executing this First Amendment who was not originally a party to the Exchange Agreement or Stockholders Agreement agrees, effective upon transfer of WG Interests to such person in accordance with the terms of the Exchange Agreement, to be bound by the terms of the Exchange Agreement and Stockholders Agreement, each as amended hereby, as if such person was a party to such agreements.

     28. Except as expressly amended and modified hereby, the Exchange Agreement and the Stockholders Agreement are reaffirmed and remain in full force and effect. This First Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first written above.


                             WAVETEK CORPORATION


                             By:  /s/ Terence J. Gooding
                                  -----------------------------------------
                                  Name: Terence J. Gooding
                                  Title: Chairman and CEO


                             DLJ MERCHANT BANKING PARTNERS II, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                       Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President


                             DLJ MERCHANT BANKING PARTNERS II-A, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                       Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President

                             DLJ DIVERSIFIED PARTNERS, L.P.

                             By:  DLJ Diversified Partners, Inc.
                                       Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President

                                    -11-A-

                             DLJ DIVERSIFIED PARTNERS-A, L.P.

                             By:  DLJ Diversified Partners, Inc.
                                       Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President


                             DLJMB FUNDING II, INC.


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President


                             DLJ FIRST ESC L.P.


                             By:  DLJ LBO Plans Management Corporation
                                       General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President


                             DLJ EAB PARTNERS, L.P.

                             By:  DLJ LBO Plans Management Corporation
                                       General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President

                                     -11-B-

                             DLJ MILLENNIUM PARTNERS, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                       Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President


                             DLJ MILLENNIUM PARTNERS-A, L.P.

                             By:  DLJ Merchant Banking II, Inc.
                                       Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President


                             DLJ OFFSHORE PARTNERS II, C.V.

                             By: DLJ Merchant Banking II, L.P.
                                   Managing General Partner


                             By:  /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President

                             UK INVESTMENT PLAN 1997 PARTNERS

                             By:  UK Investment Plan 1997 Partners, Inc.
                                       General Partner


                             By   /s/ Ivy Dodes
                                  -----------------------------------------
                                  Name: Ivy Dodes
                                  Title: Vice President

                                     -11-C-

                             GREEN EQUITY INVESTORS II, L.P.

                             By:  Grand Avenue Capital Partners, L.P.
                                       Grand Avenue Capital Corporation,
                                        its general partner


                             By:  /s/ Peter Nolan
                                  -----------------------------------------
                                  Name: Peter Nolan
                                  Title: Partner


                             SCHRODER UK VENTURE FUND III

                             By:  Schroder Venture Managers Inc.,
                                       as General Partner of
                                       Schroder UK Venture Fund III LP1


                             By:  /s/ Peter L. Everson
                                  -----------------------------------------
                                  Peter L. Everson, Director & VP


                             And: /s/ Nicola Lawson
                                  -----------------------------------------
                                  Nicola Lawson, Director & VP


                             SCHRODER UK VENTURE FUND III

                             By:  Schroder Venture Managers Inc.,
                                       as General Partner of
                                       Schroder UK Venture Fund III LP2


                             By:  /s/ Peter L. Everson
                                  -----------------------------------------
                                  Peter L. Everson, Director & VP


                             And: /s/ Nicola Lawson
                                  -----------------------------------------
                                  Nicola Lawson, Director & VP

                             SCHRODER UK VENTURE FUND III

                             By: Schroder International Trust Company Limited, as Trustee of Schroder UK Venture Fund III Trust


                             By:  /s/ Peter L. Everson
                                  -----------------------------------------
                                  Peter L. Everson, Director & VP


                             And: /s/ Nicola Lawson
                                  -----------------------------------------
                                  Nicola Lawson, Secretary


                             YOKOGAWA ELECTRIC CORPORATION


                             By:  /s/ Joichi Ueba
                                  -----------------------------------------
                                  Name:  Joichi Ueba
                                  Title:  Senior Vice President


                             DR. TERENCE J. GOODING


                             /s/ Terence J. Gooding
                             ----------------------------------------------

                             Dr. Terence J. Gooding

                             BARBARA A. GOODING
                             TERENCE J. GOODING GRAT 1
                             TERENCE J. GOODING GRAT 2
                             BARBARA A. GOODING GRAT


                             By:  /s/ Terence J. Gooding
                                  -----------------------------------------
                                  Terence J. Gooding, as
                                  Attorney-in-Fact

Wavetek Management Stockholders:
--------------------------------

                             SNOW HILL TRUSTEES
                             RICHARD J. BERRY
                             PAUL STEVENSON


                             By:  /s/ Terence J. Gooding
                                  -----------------------------------------
                                  Terence J. Gooding, as
                                  Attorney-in-Fact


                             DEREK T. MORIKAWA


                             /s/ Derek T. Morikawa
                             -----------------------------------------
                             Derek T. Morikawa


                             MORIKAWA TRUST F/B/O MEGAN K. MORIKAWA


                             By:  /s/ Criss Y. Morikawa
                                  -----------------------------------------
                                  Criss Y. Morikawa, as Trustee


                             MORIKAWA TRUST F/B/O EVAN T. MORIKAWA


                             By:  /s/ Criss Y. Morikawa
                                  -----------------------------------------
                                  Criss Y. Morikawa, as Trustee

                             BEN J. CONSTANTINI



                             /s/ Ben J. Constantini
                             ----------------------------------------------
                             Ben J. Constantini



WG Stockholders:
----------------

                             WANDEL & GOLTERMANN MANAGEMENT
                             HOLDING GmbH



                             By: /s/ Karl-Heinz Eisemann
                                  -----------------------------------------
                                  Name: Karl-Heinz Eisemann
                                  Title: Vice President, Controlling and
                                         Logistics



                             And: /s/ Rolf Schmid
                                  -----------------------------------------
                                   Name:/s/ Rolf Schmid
                                   Title: Chief Financial Officer




                             ALBRECHT WANDEL



                             /s/ Albrecht Wandel
                             ----------------------------------------------
                             Albrecht Wandel



                             RENATE WANDEL



                             /s/ Renate Wandel
                             ----------------------------------------------
                             Renate Wandel

                             FRANK GOLTERMANN


                             /s/ Frank Goltermann
                             ----------------------------------------------
                             Frank Goltermann



                             ULRIKE GOLTERMANN


                             By:  /s/ Frank Goltermann
                                  -----------------------------------------
                                   Frank Goltermann, as Attorney-in-Fact



                             BURKHARD GOLTERMANN



                             /s/ Burkhard Goltermann
                             -----------------------------------------
                             Burkhard Goltermann



                             HANNOVER FINANZ W&G
                             BETEILIGUNGSGESELLSCHAFT mbH



                             By:  /s/ Joachim Simmross
                                  -----------------------------------------
                                  Name: Joachim Simmross
                                  Title: Managing Director




                             And:  /s/ Claus von Loeper
                                   ----------------------------------------
                                   Name: Claus von Loeper
                                   Title: Managing Director

New WG Stockholders:
--------------------


                             PETER WAGNER



                             /s/ Peter Wagner
                             ----------------------------------------------
                             Peter Wagner



                             ROBERTA AGOSTO GOLTERMANN



                             By: /s/ Frank Goltermann
                                 ------------------------------------------
                                 Frank Goltermann, as Attorney-in-Fact